UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2023
(Date of earliest event reported)
LABORATORY CORPORATION OF AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock , $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure
On June 9, 2023, Laboratory Corporation of America Holdings announced announced the following record and distribution dates for the spin-off of Fortrea Holdings Inc., a wholly owned subsidiary of Labcorp (“Fortrea”):

•The record date will be 5 p.m. Burlington, North Carolina time on Tuesday, June 20, 2023, and

•The distribution date will be 11:59 p.m. Burlington, North Carolina time on Friday, June 30, 2023.

Fortrea will hold Labcorp’s Clinical Development and Commercialization Services business. The spin-off is expected to be effected through the distribution of 100 percent of the common stock of Fortrea to holders of Labcorp’s common stock whereby Labcorp’s stockholders will receive one share of Fortrea common stock for every share of Labcorp common stock they hold as of the record date.

Furthermore, the U.S. Securities and Exchange Commission (“SEC”) declared Fortrea’s Registration Statement on Form 10 effective today and NASDAQ approved the listing of Fortrea’s common stock on the NASDAQ Stock Market under the symbol “FTRE.”

The Registration Statement on Form 10 includes information regarding Fortrea’s business and the spin-off of Fortrea from Labcorp.

The completion of the spin-off remains subject to customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Exhibit Name
Exhibit 99.1	Press release dated June 9, 2023 issued by Labcorp
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary

June 9, 2023